                            CERTIFICATE OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           AMERICAN RADIO EMPIRE, INC.

        AMERICAN RADIO EMPIRE, INC., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), in order to amend its Articles of Incorporation in accordance with the requirements of Chapter 78, Nevada
Statutes, does hereby certify as follows:
        1. The Articles of Incorporation of the Corporation were filed by the
Secretary of State of the State of Nevada on December 9, 1998.
        2. The amendment to the Articles of Incorporation being effected hereby will completely delete Article Fourth of the Articles of Incorporation as of the
date hereof, and substitute in its place the Article Fourth set forth below.
        3. This amendment to the Articles of Incorporation was approved by the
Board of Directors on February 28, 2003. The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of
Incorporation at the time of the amendment was 3,025. The amendment has been consented to and approved by the affirmative vote of shareholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.
        4. These Articles of Amendment of the Articles of Incorporation shall be effective immediately upon filing by the Secretary of State of the State of
Nevada, and thereafter, Article Fourth of the Articles of Incorporation of the
Corporation shall read as follows:

                                       1

           ***********************************************************
        FOURTH. That the total number of shares of common stock authorized that may be issued by the Corporation is 50 million shares of stock, with a par value of
$.001 per share, and no other class of stock shall be authorized. Said shares may be issued by the Corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors.
          ************************************************************

        IN WITNESS WHEREOF, AMERICAN RADIO EMPIRE, INC. has caused these Articles of Amendment of the Articles of Incorporation to be executed by its president and secretary this ____ day of _______________, 2003.
AMERICAN RADIO EMPIRE, INC.

                                            By:/s/ Dain L. Schult
                                               Dain L. Schult, President

                                            By:/s/ Sherry R. Schult
                                               Sherry R. Schult, Secretary